SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        LUND INTERNATIONAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                        LUND INTERNATIONAL HOLDINGS, INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 21, 1998

--------------------------------------------------------------------------------

The annual meeting of stockholders of Lund International Holdings, Inc. (the "Company") will be held at the offices of the Company, 911 Lund Boulevard, Anoka, Minnesota, on Tuesday, April 21, 1998 at 11:00 a.m. Central Daylight Time, for the following purposes:

1.       To set the number of members of the Board of Directors at seven.

2.       To elect seven directors of the Company for the ensuing year.

3. To vote on a proposal by the Board of Directors to adopt the 1998 Incentive Stock Option Plan.

4. To approve the conversion of the Company's Series A Preferred Stock and the terms of the Company's Class B-1 Common Stock.

5. To approve the selection by the Board of Directors of Coopers & Lybrand, L.L.P. as the Company's independent public accountants for its 1998 fiscal year.

6. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record shown on the books of the Company at the close of business on March 18, 1998 will be entitled to vote at the meeting or any adjournment thereof. Each stockholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.


                                            KATHY R. SMITH
                                            Corporate Secretary
Date:  March 25, 1998
       Anoka, Minnesota

                        LUND INTERNATIONAL HOLDINGS, INC.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 21, 1998

--------------------------------------------------------------------------------

                                  INTRODUCTION

Your Proxy is solicited by the Board of Directors of Lund International Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on April 21, 1998, at 11:00 a.m., Central Daylight Time, at the offices of the Company, 911 Lund Boulevard, Anoka, Minnesota, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting. The Company changed its fiscal year end from June 30 to December 31 of each year, beginning with December 31, 1997, and will file a report on Form 10-K for the six-month transition period ended December 31, 1997. The Company is holding its 1998 Annual Meeting in April to coincide with its new fiscal year end.

The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

Any stockholder giving a Proxy may revoke it at any time prior to its use at the Meeting by giving written notice of such revocation to the Secretary of the Company. In the absence of such specification, the Proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

The mailing address of the Company's principal executive offices is 911 Lund Boulevard, Anoka, Minnesota 55303. The Company expects this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to stockholders on or about March 25, 1998.


                      OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed March 18, 1998 as the record date for determining stockholders entitled to vote at the Annual Meeting. At the close of business on March 18, 1998, 5,268,370 shares of the Company's Common Stock and 1,493,398 shares of the Company's Series A Preferred Stock were issued and outstanding. The Common Stock is the only outstanding class of voting stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting. LIH Holdings, LLC and LIH Holdings II, LLC own, respectively, 32% and 16.6% of the outstanding shares of Common Stock and have informed the Board of Directors that they intend to vote in favor of the proposals. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the meeting; however, abstentions and broker non-votes will not be counted toward determining if a majority of the shares of Common Stock has voted affirmatively.

The following table provides information concerning the only persons or entities known to the Company to be beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of March 1, 1998:

                             PRINCIPAL STOCKHOLDERS

Name and Address of              Amount and Nature of
Beneficial Owner                 Beneficial Ownership(1)      Percent of Class
----------------                 -----------------------      ----------------

LIH Holdings, LLC
767 Third Avenue
New York NY 10017                      1,686,893(2)                32.0%

LIH Holdings II, LLC
767 Third Avenue
New York NY 10017                        874,400(2)                16.6%

Old World Industries, Inc.
4065 Commercial Avenue
Northbrook IL 60062                      656,300(3)               12.46%

Royce & Associates, Inc.
1414 Avenue of the Americas
New York, NY 10019                       405,200(4)                7.69%

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole dispositive power over the shares.

(2) Based on a Schedule 13D filed with the Securities and Exchange Commission by LIH Holdings, LLC, LIH Investors, L.P., LIH Management, L.P., LIH, Inc., LIH Holdings II, LLC, LIH Investors II, L.P., LIH Management II, L.P., Harvest Partners III, L.P., Harvest Partners III Beteiligungsgesellschaft Burgerlichen Rechts (Mit Haftungsbeschrankung) and Harvest Associates III, LLC on behalf of themselves, indicating shared voting and dispositive power with respect to a total of 2,561,293 shares, representing an aggregate of 48.6% of the Common Stock outstanding. LIH Holdings, LLC holds 1,686,893 shares directly and LIH Holdings II, LLC holds 874,400 shares directly. LIH Holdings II, LLC also owns 1,493,398 shares of nonvoting Series A Preferred Stock. If Proposal 4 is approved, the Series A Preferred Stock would be converted into 1,493,398 shares of nonvoting

     Class B-1 Common Stock which will be convertible into the same number of shares of Common Stock in certain circumstances, but in any event not later than September 9, 2000.

(3) Based on a Schedule 13D filed with the Securities and Exchange Commission by Old World Industries, Inc., Frederic M. Schweiger, J. Thomas Hurvis, Riaz H. Waraich, James A. Bryan, Richard J. Jago and Mac M. Churchill, on behalf of themselves, indicating shared voting and dispositive power.

(4) Based on a Schedule 13G filed with the Securities and Exchange Commission by Royce & Associates, Inc. and Charles M. Royce, on behalf of themselves.

On September 9, 1997, LIH Holdings, LLC ("LIH") purchased 1,686,893 shares of Common Stock from Allan W. Lund and certain affiliates and family members of Mr. Lund. On December 30, 1997, LIH Holdings II, LLC ("LIH II") purchased 874,400 shares of Common Stock and 1,493,398 shares of Series A Preferred Stock from the Company. Pursuant to the terms of an Amended and Restated Governance Agreement, dated November 25, 1997, LIH, LIH II and their affiliates are restricted from taking certain actions, as more fully described in Proposal 4.

                            MANAGEMENT STOCKHOLDINGS

The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table and by all directors, nominees and executive officers as a group, as of March 18, 1998:

Name of Persons or                  Amount and Nature of
Identity of Group                 Beneficial Ownership (1)      Percent of Class
-----------------                 ------------------------      ----------------

David E. Dovenberg                         10,300(2)                   **

Ira D. Kleinman                         2,563,293(3)                 48.6%

William J. McMahon                         75,000(4)                   **

Robert R. Schoeberl                         4,000(5)                   **


Dennis W. Vollmershausen                    2,000(6)

Harvey J. Wertheim                      2,563,293(3)                   **
                                                                     48.6%

Lawrence C. Day                             2,000(7)

Bradley W. Andress                         20,000(8)                   **

Jay M. Allsup                              33,000(9)                   **

William H. Toms                           36,000(10)                   **

All directors, nominees and
executive officers as a group
(thirteen persons)                     2,765,093(11)                 50.6%

--------------------------------------------------------------------------------
**   less than 1%
(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.
(2) Includes options to purchase 8,000 shares of Common Stock, 4,000 of which are exercisable at $13.875 per share, 2,000 of which are exercisable at $13.50 per share and 2,000 which are exercisable at $11.25 per share.
(3) Consists of options to purchase 2,000 shares of Common Stock, which are exercisable at $13.875; 1,686,893 shares of Common Stock owned by LIH; and 874,400 shares of Common Stock owned by LIH II, of which Messrs. Kleinman and Wertheim are affiliates. LIH II also owns 1,493,398 shares of Series A Preferred Stock which represents 100% of the class. If Proposal 4 is approved, the Series A Preferred Stock would be converted into 1,493,398 shares of nonvoting Class B-1 Common Stock which will be convertible into the same number of shares of Common Stock in certain circumstances, but in any event not later than September 9, 2000.
(4) Consists of options to purchase 75,000 shares of Common Stock which are exercisable at $13.875 per share.
(5) Consists of options to purchase 4,000 shares of Common Stock, 2,000 of which are exercisable at $11.50 per share and 2,000 of which are exercisable at $11.25 per share.
(6) Consists of options to purchase 2,000 shares of Common Stock which are exercisable at $14.00.
(7) Consists of options to purchase 2,000 shares of Common Stock which are exercisable at $13.875 per share.
(8) Consists of options to purchase 20,000 shares of Common Stock which are exercisable at $13.875 per share.
(9) Consists of options to purchase 18,000 shares of Common Stock, all of which are exercisable at $13.825 per share.
(10) Consists of options to purchase 36,000 shares of Common Stock at $13.875 per share.
(11) Notes 2-10 are incorporated herein by reference. Includes options to purchase 17,500 shares of Common Stock.

                              ELECTION OF DIRECTORS

PROPOSAL 1.

The Bylaws of the Company provide that the number of directors shall be determined by the stockholders at each annual meeting. The Board of Directors recommends that the number of directors be set at seven (7). Each Proxy will be voted for or against such number or not voted at all as directed in the Proxy. The adoption of the resolution to set the number of directors requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting.

PROPOSAL 2.

In the election of directors, each Proxy will be voted for each of the nominees listed herein unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year and until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representative for such substitute nominee as is selected by the Board or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence. The election of each nominee requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting.

The Board of Directors has proposed a slate of seven nominees. The composition of the Company's Board of Directors is subject to an Amended and Restated Governance Agreement, dated as of November 25, 1997, among the Company, LIH and LIH II, as further described in Proposal 4 (the "Restated Agreement"). The Restated Agreement provides that the Board of Directors shall consist of seven directors, consisting of one nominee recommended by LIH (Mr. Kleinman); one nominee recommended by LIH II (Mr. Wertheim); the Company's Chief Executive Officer (Mr. McMahon); and four independent directors (currently, Messrs. Day, Dovenberg, Schoeberl and Vollmershausen).

The following table provides certain information with respect to the nominees for director.

                                     Current Position(s)     Director   Principal Occupation(s) During
Name of Nominee            Age       with Company             Since     The Past Five Years
---------------            ---       ------------             -----     -------------------
Lawrence C. Day             48       Director                  1997     Chief Executive Officer and Director
                                                                        of Monro Muffler and Brake, an auto
                                                                        service retailer, since 1995; Chief
                                                                        Operating Officer of Monro Muffler
                                                                        and Brake from 1993 to 1995.

David E. Dovenberg          53       Director                  1994     Chief Executive Officer of Universal
                                                                        Hospital Services, a provider of
                                                                        movable medical equipment through
                                                                        Pay-Per-Use Equipment Management
                                                                        Programs, since May 1988.

Ira D. Kleinman             41       Director                  1997     Chief Financial Officer of Harvest
                                                                        Partners, Inc., a private equity
                                                                        investment firm, since 1984.

William J. McMahon          51       President and Chief       1996     President and Chief Executive Officer
                                     Executive Officer                  of Lund International Holdings and
                                                                        its subsidiaries since 1994; Chief
                                                                        Operating Officer of Anagram
                                                                        International, Inc., a manufacturer
                                                                        and distributor of consumer products
                                                                        and industrial packaging, from 1991
                                                                        until 1994; President and Chief
                                                                        Executive Officer of Lund
                                                                        International Holdings, Inc. from
                                                                        1988 until 1991.

Robert R. Schoeberl         61       Director                  1997     Retired executive of Montgomery Ward
                                                                        since 1994, where he spent 35 years.
                                                                        Member of the Board of Directors of
                                                                        the Automotive Foundation for the
                                                                        Aftermarket and member of the
                                                                        Automotive Parts and Accessories
                                                                        Association.

Dennis W. Vollmershausen    54       Director                  1997     Chairman of the Board of London
                                                                        Machinery, Inc., an equipment
                                                                        manufacturing company, since 1990;
                                                                        Executive Vice President of Champion
                                                                        Road Machinery Limited, a
                                                                        construction equipment manufacturing
                                                                        company, from August 1996 to June
                                                                        1997 and, since June 1997, President
                                                                        and Chief Executive Officer.

Harvey J. Wertheim          58       Director                  1997     Chief Executive Officer of Harvest
                                                                        Partners, Inc., a private equity
                                                                        investment firm, since 1981.

                          COMMITTEE AND BOARD MEETINGS

The Company's Board of Directors has an Audit Committee which reviews with the Company's independent accountants the annual financial statements and the results of the annual audit. The Audit Committee members currently are David E. Dovenberg, Robert R. Schoeberl and Harvey J. Wertheim. The Audit Committee met one time during the fiscal year ended June 30, 1997 and did not meet during the transition period ended December 31, 1997.

The Company's Board of Directors has a Compensation Committee which makes recommendations to the Board of Directors as to (i) the salaries of certain executive officers; and (ii) bonuses and other incentive arrangements. It also reviews and approves, or makes recommendations to the Board of Directors on, any proposed plan or program for the benefit of any of the Company's executive officers. The Compensation Committee members currently are Dennis W. Vollmershausen, Lawrence C. Day and Harvey J. Wertheim. The

Compensation Committee met two times during the fiscal year ended June 30, 1997 and did not meet during the transition period ended December 31, 1997.

The Company's Board of Directors also recently appointed a Stock Option Committee which reviews the Company's stock option plans and arrangements and makes recommendations to the Board of Directors as to all stock option grants. The Committee members are Lawrence C. Day, Robert R. Schoeberl and Dennis W. Vollmershausen. The Committee did not meet during the transition period ended December 31, 1997.

The Board does not have a nominating committee.

During the fiscal year ended June 30, 1997, the Board held eight meetings. During the transition period ended December 31, 1997, the Board held six meetings. During each period, while a director, each incumbent director attended 75% or more of the meetings of the Boards and of the meetings of Committees of which he was a member.


                              CERTAIN TRANSACTIONS

Messrs. Kleinman and Wertheim are affiliates of Harvest Partners, Inc. ("Harvest"), which has entered into a Services Agreement with the Company, which provides that the Company will pay Harvest for consulting services for the twelve months ending September 30, 1998 in the aggregate amount of $150,000, provided that the Company's cumulative earnings before interest, taxes, depreciation and amortization aggregates $4,000,000 for such period.

On December 30, 1997, LIH II purchased from the Company 874,400 shares of Common Stock and 1,493,398 shares of Series A Preferred Stock, as more fully described in Proposal 4.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent stockholders were satisfied for the fiscal year ended June 30, 1997 and the transition period ended December 31, 1997.


                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

The executive officers and key employees of the Company as of March 1, 1998 are as follows:

WILLIAM J. MCMAHON, 51, rejoined the Company in September 1994 as President and Chief Executive Officer. From May 1991 to September 1994, Mr. McMahon served as Chief Operating Officer for Anagram International, Inc., a manufacturer and distributor of consumer products and industrial packaging. From 1988 to 1991, Mr. McMahon was Chief Executive Officer and President of Lund International Holdings, Inc.

JAY M. ALLSUP, 39, joined the Company in October 1993 as the Director of Finance and was appointed Chief Financial Officer and Treasurer in June 1994. From April 1989 to October 1993, he was the Chief Financial Officer and Treasurer of Standun, Inc., a manufacturing holding company.

BRADLEY W. ANDRESS, 43, joined the Company in October 1995 as Vice President of Marketing. From August 1985 to October 1995, Mr. Andress held various positions, including Vice President of Marketing and Vice President of Sales, at Plastics, Inc. and Anchor-Hocking Plastics, manufacturers of household storage containers and microwave cookware accessories and which are divisions of the Newell Companies.

KATHY R. SMITH, 36, joined the Company in May 1989 and since April 1990 has served as Executive Assistant to the Chief Executive Officer. Ms. Smith was named Corporate Secretary and Investor Relations Officer of the Company in February 1994.

WILLIAM H. TOMS, 52, joined the Company in April 1995 as Vice President of Operations. From 1983 to April 1995, Mr. Toms was the Vice President of Operations for Anchor-Hocking Plastics, a division of the Newell Companies.

STEPHEN S. TREICHEL, 54, joined the Company in October 1995 as Vice President of Administration. From 1993 to October 1995, Mr. Treichel was the President of Process Management International, a management consulting firm. From 1990 to 1993, he was a senior manager of strategic services at McGladrey & Pullen, a CPA and consulting firm.

KENNETH L. HOLBROOK, __, joined the Company in March 1998 as Vice President of Sales. From February 1992 until February 1998, Mr. Holbrook was the Vice President of OEM and Aftermarket Sales for Bestop, Inc., a manufacturer of OEM and aftermarket accessories for the automotive market, where he oversaw sales of over $126 million worldwide. From February 1987 to February 1992, he was an OEM Sales Representative for Bestop, Inc.


                       COMPENSATION OF EXECUTIVE OFFICERS

The following summary Compensation Table shows certain compensation information for the Chief Executive Officer and other executive officers who received total annual salary and bonuses in excess of $100,000 in the calendar year ended December 31, 1997. This information includes the dollar value of base salaries and bonus awards, number of shares of restricted stock granted and certain other compensation, if any. Information is provided for the calendar year ended December 31, 1997 and the fiscal years ended June 30, 1997, 1996 and 1995. Compensation reflected for calendar 1997 includes amounts paid in the last six months of the fiscal year ended June 30, 1997.

                                                                   Other Annual    Restricted      Securities        All Other
Name and Principal                      Salary         Bonus       Compensation      Stock         Underlying      Compensation
Position at 12/31/97          Year       ($)            ($)            ($)         Awards($)     Options/SARs(#)        ($)
--------------------          ----       ---            ---            ---         ---------     ---------------        ---
                            1997(1)     189,615          --             --             --            --
William J. McMahon          1997(2)     180,000          --             --             --            --               5,988(3)
President and Chief         1996(2)     180,000          --             --             --            --               5,366(3)
Executive Officer           1995(2)     144,576(4)   65,060(5)          --             --            150,000          1,800(3)

                            1997(1)     120,749       2,950(7)          --             --            --               3,706(6)
William H. Toms             1997(2)     120,749          --             --             --            --               3,599(6)
Vice President of           1996(2)     115,000          --             --             --            --               1,084(6)
Operations                  1995(2)      28,750(8)    7,762(5)          --             --             60,000           --

Bradley W. Andress          1997(1)     119,000       4,650(7)                         --            --                --
Vice President of           1997(2)     119,000          --             --             --            --                --
Marketing                   1996(2)      79,615(9)       --             --             --             50,000           --



                            1997(1)     109,710       4,450(7)       2,110(10)     68,125(11)        --               5,461(12)
Jay M. Allsup               1997(2)     109,710          --          2,110(10)     55,781(11)        --               4,692(12)
Chief Financial Officer     1996(2)      99,737          --             --         54,000(11)        --               2,469(12)
                            1995(2)      95,000      25,650(5)      10,000(13)     37,000(11)        --               3,832(12)


                                                                   Other Annual    Restricted      Securities        All Other
Name and Principal                      Salary         Bonus       Compensation      Stock         Underlying      Compensation
Position at 9/97(14)          Year       ($)            ($)            ($)         Awards($)     Options/SARs(#)        ($)
----------------              ----       ---            ---            ---         ---------     ---------------        ---
                            1997(1)      75,000          --                            --            --             611,496(15)
Allan W. Lund               1997(2)     100,000          --             --             --            --              11,496(15)
Chairman of the Board       1996(2)     100,000          --             --             --            --               9,966(15)
                            1995(2)     250,000      67,500(5)          --             --            --               8,668(15)

--------------------------------------------------------------------------------

(1)  Calendar year beginning January 1, 1997 through December 31, 1997.

(2)  Fiscal years beginning July 1st through June 30th.

(3) In calendar 1997, a $5,988 payment was made by the Company on behalf of Mr. McMahon to his 401(k) Plan. In fiscal 1997, a $5,366 payment was made by the Company on behalf of Mr. McMahon to his 401(k) Plan. In fiscal 1996, a $1,800 payment was made by the Company on behalf of Mr. McMahon to his 401(k) Plan.

(4)  Mr. McMahon joined the Company in September 1994.

(5)  The bonus amounts shown were earned in fiscal 1995, but paid in fiscal
     1996.

(6) In calendar 1997, a $3,706 payment was made by the Company on behalf of Mr. Toms to his 401(k) Plan. In fiscal 1997, a $3,599 payment was made by the Company on behalf of Mr. Toms to his 401(k) Plan. In fiscal 1996, a $1,084 payment was made by the Company on behalf of Mr. toms to his 401(k) Plan.

(7)  The bonus amounts shown were earned in fiscal 1997, but paid in calendar
     1997.

(8)  Mr. Toms joined the Company in April 1995.

(9)  Mr. Andress joined the Company in October 1995.

(10) In calendar 1997, a $2,110 payment was made by the Company to Mr. Allsup in lieu of vacation. In fiscal 1997, a $2,110 payment was made by the Company to Mr. Allsup in lieu of vacation.

(11) Mr. Allsup received a grant of 5,000 shares of Company Common Stock in calendar and fiscal 1997, a grant of 3,000 shares in fiscal 1996, and a grant of 2,000 shares of Company Common Stock in fiscal 1995, with the aggregate market value shown in the table.

(12) In calendar 1997, a $5,461 payment was made by the Company on behalf of Mr. Allsup to his 401(k) Plan. In fiscal 1997, a $4,692 payment was made by the Company on behalf of Mr. Allsup to his 401(k) Plan. In fiscal 1996, a $2,469 payment was made by the Company on behalf of Mr. Allsup to his 401(k) Plan. In fiscal 1995, a $3,832 payment was made by the Company on behalf of Mr. Allsup to his 401(k) Plan.

(13) In fiscal 1995, the Company reimbursed Mr. Allsup $10,000 in taxes paid by Mr. Allsup with respect to moving expenses of $20,000 which the Company paid to Mr. Allsup in fiscal 1993.

(14) Mr. Lund resigned from the Company in September 1997.

(15) On September 9, 1997, Mr. Lund resigned as Chairman of the Board of Directors of the Company and entered into a Severance and Noncompetition Agreement with the Company. Pursuant to such Agreement, the Company paid Mr. Lund $600,000, as follows: $150,000 as severance; $450,000 in consideration of Mr. Lund's agreeing to certain nondisclosure and noncompetition provisions; and $50,000 as consideration for a release by Mr. Lund of any claims he may have had against the Company. The Company maintained life insurance policies on Mr. Lund, for which the Company paid premiums of $60,000 in calendar and fiscal 1997, $180,000 in fiscal 1996, and $180,000 in fiscal 1995. Mr. Lund received a taxable benefit of $11,496 in calendar and fiscal 1997, $9,966 in fiscal 1996, and $8,668 in fiscal 1995 as a result of such premium payments by the Company. In October 1997, Mr. Lund entered into an agreement with the Company to purchase the life insurance policies for the total premiums paid of $960,000.


                              DIRECTOR COMPENSATION

All non-employee directors (with the exception of Messrs. Kleinman and Wertheim, who receive only the reimbursement of their out-of-pocket expenses) receive $1,500 per quarter, $500 per meeting attended in person, $100 per meeting attended telephonically and $500 per committee meeting attended in person, in addition to out-of-pocket expenses incurred on behalf of the Company. In addition, pursuant to the Company's 1992 Non-Employee Director Stock Option Plan, directors who are serving on the last day of a fiscal year receive options to purchase 2,000 shares of Common Stock, at the fair market value on the date of grant. No options were granted at the end of the transition period.

                              EMPLOYMENT AGREEMENTS

The Company has employment agreements with William J. McMahon, Jay M. Allsup, Bradley W. Andress, William H. Toms, Kathy R. Smith and Stephen S. Treichel. The agreements include certain non-disclosure provisions and provide that if the Company terminates the employee without cause, the employee is entitled to a payment equal to six months' base salary. Mr. McMahon's compensation package is detailed in the Compensation Committee Report, below.

Mr. Allsup's compensation for fiscal 1997 included a base salary of $109,710. He also received a bonus of $4,220 for fiscal 1997. His base salary for calendar 1998 is $130,000, and he is eligible for a bonus of up to 35% of his base salary, subject to the Company's performance. Mr. Allsup owns 15,000 shares of Common Stock with 5,000 shares being subject to forfeiture pursuant to his employment agreement. Mr. Allsup also has been granted the option to purchase 30,000 shares of Lund Common Stock, which are subject to a five year vesting schedule.

Mr. Andress' compensation for fiscal 1997 included a base salary of $119,000. He also received a bonus of $4,500 for fiscal 1997. His base salary for calendar 1998 is $130,000 and he is eligible for a bonus of up to 35% of his base salary, subject to the Company's performance. Mr. Andress has also been granted an option to purchase 50,000 shares of Lund Common Stock, which is subject to a five year vesting schedule.

Mr. Toms' compensation for fiscal 1997 consisted of a base salary of $120,750. He also received a bonus of $2,800 for fiscal 1997. His base salary for calendar 1998 is $120,750, and he is eligible for a bonus of up to 30% of his base salary, subject to the Company's performance. Mr. Toms has also been granted an option to purchase 60,000 shares of Lund Common Stock, which is subject to a five year vesting schedule.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                            Number of Securities           Value of Unexercised
                                                           Underlying Unexercised          in-the-Money Options
                      Shares Acquired        Value     Options at Fiscal Year End(#)      at Fiscal Year-End ($)
Name                 on Exercise (#)(1)    Realized      Exercised/Unexercisable(2)     Exercisable/Unexercisable(3)
----                 ------------------    --------      --------------------------     ----------------------------
                                            ($)(1)
                                            ------
William J. McMahon           --               --               75,000 exercisable                   --
                                                             75,000 unexercisable                   --
                             --               --
Bradley W. Andress                                             20,000 exercisable                   --
                                                             75,000 unexercisable                   --

Jay M. Allsup                --               --               18,000 exercisable                   --
                                                             12,000 unexercisable                   --

William H. Toms              --               --               24,000 exercisable                   --
                                                             36,000 unexercisable                   --



Allan W. Lund                --               --                               --                   --


--------------------------------------------------------------------------------

(1) No options were exercised by the named executive officers in the fiscal year ended June 30, 1997 or in the transition period ended December, 31 1997.

(2)  Amounts shown are the same at June 30, 1997 and at December 31, 1997.

(3) As of fiscal year-end, June 30, 1997 and as of December 31, 1997, none of such options were in-the-money.

There were no option or stock appreciation rights granted, or grants made under long-term incentive plans, to the executive officers named in the compensation table during the fiscal year ended June 30, 1997 or the transition period ended December 31,1997. However, during the transition period options held by such persons were repriced as follows:

                          10-YEAR OPTION/SAR REPRICINGS

                                         Number of                                                       Length of
                                        Securities                                                    Original Option
                                        Underlying     Market Price                                         Term
                                        Unexercised    of Stock at    Exercise Price                    Remaining at
                                          Options        Time of       at Time of      New Exercise        Date of
Name                        Date        Repriced(#)    Repricing($)    Repricing($)      Price($)        Repricing
----                        ----        -----------    ------------   ------------       --------        ---------
William J. McMahon         10/15/97       150,000        $13.875          $16.25          $13.875      3 years, 11 months
President and CEO

William H. Toms            10/15/97        60,000        $13.875          $21.25          $13.875      3 years, 6 months
Vice President of
Operations

Bradley W. Andress         10/15/97        50,000        $13.875          $16.75          $13.875           4 years
Vice President of
Marketing

Jay M. Allsup              10/15/97        30,000        $13.875          $16.125         $13.875      2 years, 8 months
Chief Financial
Officer


                          COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company's Board of Directors, which is composed entirely of independent, outside directors, establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company. The Compensation Committee intends to undertake a comprehensive review of the Company's compensation policies in 1998, including review of executive compensation levels, review of the short term bonus plan and the development of a comprehensive option grant program. In order to undertake a review of the option grant program, the Board has established a Stock Option Committee consisting of Messrs. Schoeberl, Day and Vollmershausen.

There are three major current components of the Company's compensation program:
Base Salary, Short Term Incentive Awards and Long Term Incentive Compensation.

BASE SALARY

A competitive base salary is vital to support the philosophy of management development and career orientation of executives and is consistent with the long-term nature of the Company's business.

Salary levels and adjustments to salaries are a result of competitive positioning (how the Company's salary structure for comparable positions compares with that of other companies), individual annual reviews, as well as business performance and general economic factors. There is no specific weighing of these factors. The Compensation Committee believes that the base salaries of the Company's executive officers are competitive. Executive officers receive an annual performance review and, based upon such review, may receive an adjustment in base salary.

SHORT TERM INCENTIVE AWARDS

Short term incentive awards to executives are granted in cash pursuant to the Company's Short Term Incentive Plan, which recognizes each executive's contributions to the business. The Short Term Incentive Plan, which is adopted annually, sets profitability goals at both minimum and maximum levels.

In adopting the Short Term Incentive Plan, the Compensation Committee considers several factors, including the Company's strong competitive position, the risks and rewards inherent in expanding the Company's product offering and the continued improvement in the Company's performance.

The specific bonus an executive receives is primarily dependent on overall Company performance. While assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise and management skills, the Company's philosophy has been that all executive officers should be focused on the Company's performance, not departmental performance. The Company believes qualities such as team building, rather than particularism, should be rewarded and that this is best accomplished by compensating individuals based primarily on overall Company performance.

Discretionary payments aggregating $17,260 were awarded to certain Company executives under the Short Term Incentive Plan for fiscal 1997 based on individual performance criteria even though the Company did not achieve the threshold level for payment under the Plan. Mr. McMahon received no bonus for fiscal 1997. No awards will be made under the Short Term Incentive Plan for the transition period ended December 31, 1997.

LONG TERM INCENTIVE COMPENSATION

GENERAL. Aligning the interests of the Company's executive officers with those of the stockholders is accomplished through stock options which provide longer term incentives directly related to improvement in long-term stockholder value. The Compensation Committee believes that it is important for the Company's executive officers to focus not just on short term achievements, but on the long term financial health and development of the Company. No new incentive stock options were awarded to named Company executives during fiscal 1997 or during the transition period ended December 31, 1997

REPRICING OF OPTIONS. In October 1997, the Board repriced options under the 1992 Non-Employee Director Stock Option Plan, the Lund Enterprises 1989 Incentive Stock Option Plan and the Lund International Holdings 1994 Employee Stock Option Plan (collectively, the "Option Plans"). All outstanding options under the Option Plans with a per share exercise price of $16.00 or greater were repriced to $13.875 per share. Through this repricing, 150,000 options held by Mr. McMahon were repriced from $16.25 to $13.875 , 60,000 options held by Mr. Toms were repriced from $21.25 to $13.875, 50,000 options held by Mr. Andress were repriced from $16.75 to $13.875 and 30,000 options held by Mr. Allsup were repriced from $16.125 to $13.875. The basis for repricing these options was to restore the incentive nature of the program which had been lost due to the significant difference between the market prices for the stock and the exercise prices. The repricing better reflects market conditions.

MR. McMAHON'S COMPENSATION

In keeping with its policy, the Compensation Committee reviewed the performance of the Company's Chief Executive Officer for the 1997 fiscal year and agreed on goals and directions for the current fiscal year. In accordance with the Company's Short Term Incentive Plan, Mr. McMahon received no bonus for fiscal 1997 or for the transition period ended December 31, 1997. This is in keeping with the Company's philosophy on short-term incentive awards and is reflective of the poorer financial results reported by the Company for the last fiscal year. However, the Committee felt that Mr. McMahon's performance during fiscal 1997 was very good and concurred on the goals he had established for the current fiscal year and the direction in which he would be moving the Company. Mr. McMahon's annual base salary for fiscal 1997 was $180,000. In September 1997, the Compensation Committee recommended, and the Board of Directors approved, the adjustment of Mr. McMahon's annual base salary to $200,000 effective January 1, 1997. The Compensation Committee intends to review the base salary and other benefits of Mr. McMahon in 1998. After reviewing local, regional and national compensation ranges for Chief Executive Officers of similarly-sized companies, the Compensation Committee determined that Mr. McMahon's base salary remains competitive.


                                          Dennis W. Vollmershausen
                                          Robert R. Schoeberl
                                          Lawrence C. Day


                          SHARE INVESTMENT PERFORMANCE

The following graph shows changes over the past five-year period in the value of $100 invested in (1) the Company's Common Stock; (2) The NASDAQ Index; and (3) an industry group consisting of fifty-eight companies (including the Company) with the same Standard Industrial Classification Code as the Company.

The year-end values of each investment are based on share price appreciated plus dividends paid in cash, assuming the reinvestment of dividends. The calculations exclude trading commissions and taxes.

                                        Calendar Year Ending

                        1992     1993      1994      1995      1996      1997
                        ----     ----      ----      ----      ----      ----

The Company              100    253.97    209.52    152.38    155.56    150.79

NASDAQ Market Index      100    143.87    121.52    133.31    164.48    212.49

Industry Group           100    119.95    125.94    163.35    202.99    248.30

                      ADOPTION OF THE 1998 INCENTIVE STOCK
                                   OPTION PLAN

PROPOSAL 3.

In February 1998, the Board of Directors (the "Board") adopted, subject to stockholder approval, the Company's 1998 Incentive Stock Option Plan (the "Plan") and reserved 500,000 shares of authorized Common Stock, par value of $.10 per share, for issuance upon the exercise of options granted pursuant to the terms of the Plan. The Board considered the fact that, under the Company's existing option plans, only 60,164 options were available for future grant. The acquisition by the Company of Deflecta-Shield, Inc. in December 1997 more than doubled the size of the Company and the Board wanted to be sure that sufficient options would be available to properly incentivize and reward the Company's new employees as well as to continue benefits for existing employees.

A general description of the basic features of the Plan is presented below, and is qualified in its entirety by reference to the full text of the Plan.

* PURPOSE. The purpose of the Plan is to promote the success of the Company and its subsidiaries by facilitating the employment and retention of competent personnel and by furnishing incentive to key employees upon whose efforts the success of the Company will depend to a significant degree.

* TERM. The term of the Plan expires on February 26, 2008, ten years from the date the Plan was approved by the Board of Directors; however, in the event of a sale by the Company of substantially all of its assets, or in the event of a merger, consolidation or liquidation of the Company, the Board of Directors may earlier terminate the Plan.

* ADMINISTRATION. The Plan is administered by the Board of Directors. The Plan gives broad powers to the Board to administer and interpret the Plan, including the authority to select the key employees to be granted options and to prescribe the particular form and conditions of each option granted. If the Board so directs, the Plan may be administered by a stock option committee of non-employee directors who are appointed and serve at the pleasure of the Board. The Board has appointed a Stock Option Committee (the "Committee") consisting of Messrs. Schoeberl, Day and Vollmershausen.

* ELIGIBILITY. All key employees, including officers, of the Company or of any subsidiary are eligible to receive options pursuant to the Plan. As of March 1, 1998, the Company employed 926 people on a full-time basis and contracted for the services of 35 additional full-time people. Although the directors who are also key employees are eligible to participate and receive an option under the Plan, no director who is not otherwise engaged as an employee and no member of the Committee is eligible to receive an option.

* OPTIONS. Options granted under the Plan may be either options that qualify as incentive stock options ("Incentive Options") within the meaning of
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or those that do not qualify as such incentive options ("Non-Qualified Options"). When an option is granted under the Plan, the Committee at its discretion specifies the option exercise price, number of shares of Common Stock which may be purchased upon exercise of the option and whether the option is an Incentive Option. The option exercise price may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. Incentive Options granted to an owner of more than 10% of the Company's Common Stock must have an exercise price of at least 110% of the fair market value on the date of grant.

     The term during which the option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise are set by the Committee but in no event may the option be exercisable more than ten years from the date of grant. All options vest immediately upon a Change of Control. A "Change of Control" shall be deemed to have occurred if (i) any person or entity becomes the beneficial owner, directly or indirectly, of securities representing in excess of fifty percent (50%) of the voting securities of the Company except for persons who, on March 1, 1998 and any of their respective affiliates or affiliated entities own securities representing in excess of forty percent (40%) of the voting securities of the Company; (ii) the Company sells or otherwise disposes of all or substantially all of its assets; (iii) persons who, at the beginning of any twelve (12) consecutive month period, constitute the Board of Directors of the Company, at the end of such period cease to constitute a majority of the Board of Directors of the Company, unless (a) prior to September 9, 2000, the nomination or appointment of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of such period or (b) on or after September 9, 2000, the nomination or appointment of each new Director was approved by the LIH Director and the LIH II Director, as such terms are defined in that certain Amended and Restated Governance Agreement, dated as of November 25, 1997, among the Company, LIH Holdings, LLC and LIH Holdings II, LLC, or their respective successors; (iv) the Company merges or combines with or into any other person or entity and the stockholders of the Company immediately prior to the consummation of the merger own less than fifty percent (50%) of the outstanding voting securities of the surviving entity upon consummation of the merger. Each option granted under the Plan is nontransferable during the lifetime of the optionee. The form of option agreement under which the Committee currently intends to issue options granted under the Plan, generally provides that, if the optionee's employment with the Company is terminated before the expiration of the option, the optionee has a right to exercise the option for a limited period of time (typically three months) after his termination. If, however, the termination is because of death, the option typically is exercisable until its original stated expiration or until the 12-month anniversary of the optionee's death. The Committee may impose additional or alternative conditions and restrictions on the options granted under the Plan.

     Upon exercise of an option under the Plan, the exercise price is to be paid in cash, by check or by delivering Common Stock of the Company acquired in connection with the exercise or previously owned, unless the Board restricts the use of stock for such purposes.

     The Board of Directors or Committee will equitably adjust the maximum number of shares of Common Stock reserved for issuance under the Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

* AMENDMENT. The Board of Directors or Committee may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee. In addition, no such revision or amendment may be made without the approval of the Company's stockholders if such approval is required under Section 16 of the Securities Exchange Act, required by the applicable rules of an exchange or the Nasdaq Stock Market or required to meet the requirements of incentive stock options under the Code.

* FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. Under Section 422 of the Code, a recipient of an Incentive Option receives a tax benefit of income deferral if the recipient meets the holding period requirements of Section
     422. The recipient of an Incentive Option realizes no taxable income when the Incentive Option is granted. If the employee has at all times from the date of grant until three months before the date of exercise been an employee of the Company, the employee will realize no taxable income when an Incentive Option is exercised. If the employee does not dispose of shares acquired upon exercise for a period of two years from the granting of the option and one year after receipt of the shares, the employee will not realize taxable income until he sells the shares. No deduction is allowable to the Company for federal income tax purposes in connection with either the grant or exercise of an Incentive Option. Generally, the recipient of a Non-Qualified Option will recognize compensation income, subject to withholding, on the date the option is exercised in an amount equal to the difference between the fair market value of the common stock on the date of issuance and the exercise price. Upon said exercise, the Company will generally be entitled to a deduction in an identical amount. When the recipient of a Non-Qualified Option disposes of shares acquired upon exercise of the option, any difference between the amount then received and the fair market value on the date of exercise will be treated as a long or short term capital gain, depending on the period of time the shares have been held.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan itself. The full text of the Plan will be provided to any stockholder who desires a copy, upon written request to the Company, attention Secretary, 911 Lund Boulevard, Minneapolis, Anoka, 55303.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 1998 INCENTIVE STOCK OPTION PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR APPROVAL OF THE PLAN.


               APPROVAL OF CONVERSION OF SERIES A PREFERRED STOCK
                       AND TERMS OF CLASS B-1 COMMON STOCK

PROPOSAL 4.

On December 30, 1997, the Company sold to LIH Holdings II, LLC ("LIH II") 874,400 shares of Common Stock and 1,493,398 shares of the Company's non-voting Series A Preferred Stock. The non-voting Series A Preferred Stock is convertible into shares of non-voting Class B-1 Common Stock upon approval by the stockholders of the Company and upon approval of the terms of the non-voting Class B-1 Common Stock. The Board of Directors recommends the approval of the conversion of the Series A Preferred Stock into Class B-1 Common Stock and the approval of the terms of the Class B-1 Common Stock. The purchase transaction, the terms of the Series A Preferred Stock, the terms of the Class B-1 Common Stock and the approval requirement are described below.

Background

         On November 25, 1997, the Company and its wholly-owned subsidiary, Zephyros Acquisition Corporation ("Zephyros"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Deflecta-Shield Corporation ("Deflecta-Shield"), pursuant to which Zephyros agreed to commence a tender offer

(the "Tender Offer") for all of the outstanding shares of Deflecta-Shield and, if more than 50% of the outstanding shares of Deflecta-Shield were tendered, to purchase such shares and to consummate a merger with Deflecta-Shield in which Zephyros would merge into Deflecta-Shield and Deflecta-Shield would become a wholly-owned subsidiary of the Company (the "Merger"). On December 30, 1997, the Company closed the Tender Offer and acquired approximately 98% of the outstanding shares of Deflecta-Shield. On February 27, 1998, Zephyros consummated the Merger with Deflecta-Shield and Deflecta-Shield become a wholly-owned subsidiary of the Company. In both the Tender Offer and the Merger, the Company paid $16.00 per share for each of the 4,800,000 outstanding shares of Deflecta-Shield, for an aggregate purchase price of approximately $76,800,000, not including payments to Deflecta-Shield option and rights holders and the costs and expenses related to the acquisition of Deflecta-Shield (the "Acquisition").

         In order to finance the Acquisition, the Company used several financing sources: approximately $10,000,000 of its own cash reserves; bank borrowings of approximately $42,000,000; and $30,000,000 through the sale of equity to LIH II, an entity affiliated with Harvest Partners, Inc., a private investment firm ("Harvest"). The sale of equity to LIH II is hereinafter referred to as the "LIH II Financing."

         The LIH II Financing represented the second purchase of the Company's equity securities by a Harvest affiliate. In September 1997, LIH Holdings, LLC ("LIH"), also an affiliate of Harvest, purchased from Allan Lund, the founder of the Company, and his family, an aggregate of 1,686,893 shares of Common Stock, constituting what was at the time approximately 38% of the Company's outstanding shares. In connection with the purchase of Mr. Lund's and his family's shares, as a condition to approval of the purchase by the Board of Directors pursuant to
Section 203 of the Delaware General Corporation Law, LIH entered into a Governance Agreement with the Company. The Governance Agreement provided, among other things, that the approval of the Company's Independent Directors* was required for a sale of voting securities by the Company to Harvest or its affiliates.

         Accordingly, when the Company decided to raise $30,000,000 in Acquisition financing by selling additional equity to LIH II, the approval of the Independent Directors was required, pursuant to the terms of the Governance Agreement.

Independent Director Consideration of the LIH II Financing

         The Independent Directors of the Company's Board of Directors, consisting of Messrs. Day, Dovenberg, Schoeberl and Vollmershausen, met twice to consider the LIH II Financing. The Company retained Piper Jaffray Inc. to assist them in their deliberations. The Independent Directors considered the prospects of raising financing through alternative sources and the costs of such alternative sources relative to the LIH II Financing. In particular, the Independent Directors considered the likelihood that any sale of equity or subordinated debt in a public or private offering would have to be consummated at a discount to market price and that the costs of any such offering would be greater than the costs associated with the LIH II Financing. Additional considerations contributing toward the decision to utilize the LIH II Financing were (i) Deflecta-Shield's conditioning of the execution of the Merger Agreement upon the Company's offer being fully-financed and (ii) the Company's desire to commence and close the Tender Offer quickly so as to minimize the possibility of a bidding war for Deflecta-Shield. The delays inherent in raising financing through alternative means, coupled with the merits of the LIH II

------------------------
* An Independent Director was defined as any person who is a director of the Company and who is independent of and otherwise unaffiliated with either LIH or LIH II (the "LIH Entities"), the Company or their respective affiliates or associates (other than as a director, or holder of less than 5% of the voting securities, of the Company), and is not an officer or an employee, agent, consultant or advisor (financial, legal or other) of either of the LIH Entities, the Company or their respective affiliates or associates, or any person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made.

Financing, led the Independent Directors to conclude that the LIH II Financing was the most efficient means to successfully finance the Acquisition.

         However, the Independent Directors placed certain conditions on the LIH II Financing. First, they determined that LIH II would only be permitted to purchase shares of voting Common Stock in an amount such that, when added to the number of shares of Common Stock owned by LIH and the LIH Entities, in the aggregate, would have less than 50% of the outstanding voting shares. The balance of the equity to be purchased would be non-voting Common Stock, which would convert to voting Common Stock upon the satisfaction of certain conditions (described below). Also, the Independent Directors determined that the per-share price of the non-voting Common Stock would be the same as the price of the voting Common Stock, and would be set as the average of the closing price for the 20 trading days preceding the execution of the purchase agreement.

         Accordingly, the Independent Directors agreed to recommend that the Company sell to LIH II that number of shares of voting Common Stock which would give Harvest affiliates an aggregate of 49% of the voting Common Stock and the balance in shares of a new class of non-voting Common Stock (Class B-1 Common Stock). However, such a sale would require shareholder approval under the corporate governance rules of the National Association of Securities Dealers, Inc. (the "NASD").

The NASD's Shareholder Approval Requirement.

         The Company's Common Stock is reported on the NASDAQ Stock Market's National Market ("NM") and the Company has agreed as a condition of its NM listing to conduct its corporate governance in conformity with the corporate governance requirements of the NASD. One of those requirements is that if shares of common stock which amount to more than 20% of the number of shares outstanding are being issued in connection with a transaction such as the Deflecta-Shield Acquisition, shareholder approval for such issuance must be obtained. As the Tender Offer was announced on November 26, 1997 and closed on December 30, 1997, there was not sufficient time for the Company to call a shareholder meeting and obtain shareholder approval for the LIH II Financing as originally proposed by the Independent Directors. Accordingly, the Company sought from and obtained from the NASD an interpretation of the shareholder approval requirements, pursuant to which:

* the Company could issue voting Common Stock to LIH II in an amount not to exceed 19.9% of the number of such shares outstanding;

* the Company could issue non-voting preferred stock to LIH II, rather than non-voting Common Stock, which would be converted into non-voting Class B-1 Common Stock only upon shareholder approval; and

* the non-voting Class B-1 Common Stock would be convertible to voting Common Stock only upon shareholder approval of the terms of the non-voting Class B-1 Common Stock.

The LIH II Financing

         On November 25, 1997, the Company entered into an Investment Agreement with LIH II, pursuant to which LIH II agreed to purchase 874,400 shares of the Company's Common Stock and 1,493,398 shares of the Company's non-voting Series A Preferred Stock (convertible into shares of non-voting Class B-1 Common Stock, in the circumstances described herein), at a price of $12.67 per share, equal to the average of the closing prices for the Common Stock on the preceding 20 trading days. The closing price of a share of Common Stock on November 24, 1997 was $12.50. The Company, LIH and LIH II also agreed that, upon the closing of the LIH II Financing, they would execute an Amended and Restated Governance Agreement (the "Restated Agreement"). The Investment Agreement was recommended unanimously by the Independent Directors and approved unanimously by the Board, with Messrs. Kleinman and Wertheim not participating in the vote. On November 25, 1997, Piper Jaffray Inc. issued its opinion with respect to the LIH II Financing that the terms were fair to the Company from a financial point of view.

         On December 30, 1997, the LIH II Financing was closed. As a result of such purchases, LIH and LIH II currently own in the aggregate 2,561,293 shares of voting Common Stock, or 48.6% of the voting Common Stock of the Company and 1,493,398 shares of non-voting Series A Preferred Stock which, if converted into shares of non-voting Class B-1 Common Stock, would represent an additional 22% of all shares of voting and non-voting Common Stock, or approximately 60% of the Company's total equity. In connection with the closing, the Company filed a Certificate of Designation of the Series A Preferred Stock, which includes a provision that such stock will automatically convert into non-voting Class B-1 Common Stock on a one-for-one basis upon shareholder approval, provided that the terms of the Class B-1 Common Stock are also approved by the shareholders. The Company also filed a Certificate of Designation of the Class B-1 Common Stock. This Proposal seeks shareholder approval of the conversion of the Series A Preferred Stock into non-voting Class B-1 Common Stock and approval of the terms of the Class B-1 Common Stock. Certain terms of the Restated Agreement, the Series A Preferred Stock and the Class B-1 Common Stock are summarized below. A copy of the Certificates of Designation of the Series A Preferred Stock and the Class B-1 Common Stock are attached hereto as Appendices A and B, respectively, and incorporated herein by this reference.

The Amended and Restated Governance Agreement

The Restated Agreement provides that the LIH Entities will not, and will not permit any of their Associates or Affiliates (as defined in the Restated Agreement) to, beneficially own collectively more than 2,561,293 shares (the "Permitted Shares") of the Company's voting Common Stock; provided, however, that this restriction will not apply in the event of a tender or exchange offer for 50% or more of the total outstanding voting securities of the Company that is initiated by a party other than the Company, the LIH Entities, any of their Affiliates or Associates, or any person acting in concert with the LIH Entities or any of their Affiliates or Associates. The number of Permitted Shares will be increased to include the number of shares of Common Stock into which the shares of Class B-1 Common Stock are ultimately converted, if and when such shares of Class B-1 Common Stock are converted. The Restated Agreement also provides that the Company can issue additional shares of its Common Stock directly to the LIH Entities or their Affiliates or Associates with the approval of a majority of the Company's Independent Directors. In addition, the Restated Agreement provides that, prior to its termination, the LIH Entities, and each Affiliate or Associate thereof which acquire shares of the Company's Common Stock pursuant to the terms of the Restated Agreement, will not transfer beneficial ownership of such shares to any other Affiliate or Associate unless such third party becomes a signatory to the Restated Agreement.

         The Restated Agreement provides that the number of directors comprising the Company's Board of Directors will be seven, including one individual nominated by LIH; one individual nominated by LIH II; the Company's Chief Executive Officer; and four Independent Directors.

         The Restated Agreement also provides that the Company and the LIH Entities will use their best efforts to cause the composition of the Company's Board of Directors to continue to reflect the same proportion of directors set forth above. In the event that the aggregate number of shares of the Company's Common Stock owned by the LIH Entities and any of their Affiliates or Associates falls below 50% of the number of shares of such stock originally acquired by LIH, LIH's right to nominate an individual to the Company's Board of Directors terminates. If the holdings of the LIH Entities in the Company fall below 5% of the number of shares of the Company's Common Stock, LIH II's right to nominate an individual to the Company's Board of Directors terminates.

         Finally, the Restated Agreement provides that approval by the Company's Board of Directors of certain corporate transactions requires the affirmative vote of a majority of directors, which majority includes the LIH II Director. Such matters include, but are not limited to, the following: (i) any amendment to the Certificate of

Incorporation or Bylaws of the Company; (ii) any acquisition of another business; (iii) any extraordinary sale, lease, transfer or other disposition of the Company's assets, the book value of which exceeds 2% of the consolidated assets of the Company; (iv) any reclassification, combination, split or similar event involving any debt or equity securities of the Company; (v) any declaration or payment of any dividend or distribution with respect to shares of the Company's capital stock; and (vi) any incurrence of indebtedness not in the ordinary course of the Company's business, if the aggregate amount of such indebtedness, on a consolidated basis, exceeds $5,000,000.

         The Restated Agreement terminates on September 9, 2000.

The Series A Preferred Stock

         The Series A Preferred Stock is non-voting and converts on a one-for-one basis to Class B-1 Common Stock only upon the approval by the Company's shareholders of (i) such conversion and (ii) the terms of the Class B-1 Common Stock. Harvest has informed the Company that LIH and LIH II will vote their aggregate of 48.6% of the Company's outstanding Common Stock in favor of the proposal.

In the event that shareholder approval is not obtained by April 30, 1998, quarterly dividends on the Preferred Stock, at the annual rate of 15%, will begin to accrue, with the initial quarterly dividend payment due July 31, 1998. The Company may redeem the Preferred Stock for the purchase price plus accrued but unpaid dividends commencing seven years from the date of purchase. Although the Preferred Stock has no voting rights, it may vote as required by the Delaware General Corporation Law and in certain limited instances in connection with a merger or similar transaction. The Company has agreed not to issue any series or class of preferred stock senior to the Series A Preferred Stock.

The Series A Preferred Stock has a stated value of $12.67 per share, may be redeemed by the Company at any time on or after December 29, 2004 and must be redeemed by the Company at the request of a majority of the holders of shares of Series A Preferred Stock at any time on and after the earliest of (i) December 29, 2004, (ii) the first date on which any person or group (as such term is defined in Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) other than LIH, LIH II or any of their respective affiliates or associates owns, beneficially and of record, securities representing at least 50% of the Common Stock, excluding any securities acquired by such person, entity or group from LIH, LIH II or any of their respective affiliates or associates (a "Change of Control") and (iii) a merger, consolidation, recapitalization, reorganization or similar transaction in which holders of Common Stock are given the opportunity to receive consideration for their shares. Upon the approval of a majority of the holders of the then-outstanding Common Stock present at a meeting called to approve both (i) the conversion of the Series A Preferred Stock into shares of Class B-1 Common Stock, and (ii) the terms of the non-voting Class B-1 Common Stock, each share of Series A Preferred Stock automatically converts into one share of Class B-1 Common Stock.

The Class B-1 Common Stock

         The Class B-1 Common Stock, which is also non-voting, automatically converts on a one-for-one basis into shares of voting Common Stock on September 9, 2000 (the termination date of the Restated Agreement) or, if earlier, on a Change of Control. A Change in Control is defined as the acquisition by a third party of at least 50% of the Common Stock, on a fully diluted basis, excluding shares acquired from the LIH Entities and their respective affiliates or associates.

         In addition, each holder of Class B-1 Common Stock is entitled to convert all or any of such holder's shares into an equivalent number of shares of Common Stock (i) upon the affirmative vote of a majority of the Independent Directors, (ii) upon any transfer of such holder's shares of Class B-1 Common Stock, other than any such transfer (a) by LIH, LIH II or any of their respective Affiliates or Associates to any person or entity if, immediately after giving effect to such transfer and conversion, the transferee and its Affiliates and Associates would hold more than 49% of the Common Stock, or (b) to LIH, LIH II or any of their respective Affiliates or Associates, or
(iii) at any time on or after the first date as of which LIH, LIH II and their respective Affiliates and Associates own (beneficially and of record), in the aggregate, more than 50% of the outstanding shares of Common Stock in a transaction that is permitted by, or is effected in accordance with the terms of, the Amended and Restated Governance Agreement.

         The shares of Common Stock into which the Class B-1 Common Stock are convertible have been accepted for listing on the NASDAQ Stock Market's National Market.

Other Provisions

         Other than as set forth above, the Preferred Stock and the Class B-1 Common Stock have no dividend rights; conversion rights; sinking fund provisions; redemption provisions; liquidation rights; preemptive rights; or liability to further call. Other than as set forth above, there is no restriction on transferability and no provision discriminating against LIH or LIH II as a result of such holders holding a substantial amount of securities.

         There is no restriction on the repurchase or the redemption of shares while there is any arrearage in the payment of dividends and there are no sinking fund requirements.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO NON-VOTING CLASS B-1 COMMON STOCK ON A ONE-FOR-ONE BASIS AND FOR APPROVAL OF THE TERMS OF THE CLASS B-1 COMMON STOCK. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR APPROVAL OF PROPOSAL 4.

         LIH and LIH II hold in the aggregate 48.6% of the outstanding Common Stock and have indicated that they intend to vote in favor of Proposal 4.

                RATIFICATION OF SELECTION OF PUBLIC ACCOUNTANTS.

PROPOSAL 5.

Subject to approval by the stockholders, the Board of Directors has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year. Coopers & Lybrand L.L.P. has served as the Company's independent public accountants since 1996.

Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

If the stockholders do not approve the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants, the selection of such auditors will be reconsidered by the Board of Directors.

The Board of Directors recommends that the stockholders vote FOR the approval of the selection of Coopers & Lybrand L.L.P. to serve as the Company's independent public accountants for the current fiscal year. The affirmative vote of a majority of the shares represented in person or by proxy at the meeting is required for approval.

                              STOCKHOLDER PROPOSALS

Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 1999 Annual Meeting must be received by the Company at its office by December 25, 1998, to be considered for inclusion in the Company proxy statement and related proxy for the 1999 Annual Meeting.


                                 OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                                  ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K for the transition period ended December 31, 1997, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material, except for such financial statements.

REQUESTS SHOULD BE SENT TO THE CORPORATE SECRETARY, LUND INTERNATIONAL HOLDINGS, INC., 911 LUND BOULEVARD, ANOKA, MINNESOTA 55303.




Dated: March 25, 1998
Anoka, Minnesota

                                                                      APPENDIX A

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                           OF SERIES A PREFERRED STOCK

                        LUND INTERNATIONAL HOLDINGS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware



         The undersigned, William J. McMahon, hereby certifies that:

         A. He is the duly elected and acting Chief Executive Officer of LUND INTERNATIONAL HOLDINGS, INC., Inc., a Delaware corporation (the "Corporation").

         B. Pursuant to authority given by the Corporation's Certificate of Incorporation, as amended through the date hereof (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted the following resolutions on November 25, 1997, creating a new series of 1,493,398 shares of Preferred Stock designated as "Series A Preferred Stock".

         C. The resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

         RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors hereby fixes and determines the powers, preferences, rights and limitations of a series of Preferred Stock, which shall consist of 1,493,398 shares and shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"), as follows:

4B.  Series A Preferred Stock.

         (i) Designation: Stated Value. There shall be a series of Preferred Stock designated as "Series A Preferred Stock." The number of shares initially constituting such series shall be 1,493,398. The Series A Preferred Stock shall have a stated value of $12.67 per share (the "Series A Stated Value").

         (ii) Rank. The Series A Preferred Stock shall, with respect to dividend and other distribution rights, and rights on liquidation, dissolution and winding up, rank (i) PARI PASSU with any class of capital stock or series of Preferred Stock hereafter created which expressly provides that it ranks PARI PASSU with the Series A Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, the "Parity Securities"), and (ii) senior to (x) the Common Stock, the Class B Common Stock and all other securities of any class or classes (however designated) of the Corporation (other than the Series A Preferred Stock) the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up (collectively, the "Common Stock Instruments") and (y) any other class of capital stock or series of Preferred Stock hereafter created which does not expressly provide that it ranks PARI PASSU with the Series A Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, the "Junior Securities"). The terms "Parity Securities" and "Junior Securities" as used herein with respect to any class or series of capital stock shall only be deemed to refer to such class or series to the extent it ranks (i) PARI PASSU with or (ii) not PARI PASSU with, as applicable, the Series A Preferred Stock with respect to dividends, other distributions, liquidation preference or otherwise. The Corporation shall not issue any securities ranking senior to the Parity Securities with respect to dividends, distributions, liquidation preference or otherwise.

         (iii) Dividends.

                  (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, to the extent funds are legally available therefor in accordance with the Delaware General Corporation Law, a dividend for each such share, payable quarterly, as provided below, on the last day of each January, April, July and October, commencing on July 31, 1998 (each such date hereinafter referred to as a "Series A Dividend Payment Date"), except that if such date is not a Business Day, then such dividend shall be payable on the next succeeding Business Day, to the holders of record as they appear on the register of the Corporation for the Series A Preferred Stock of the Corporation five Business Days prior to such Dividend Payment Date (the "Series A Dividend Record Date").

                  Dividends on the Series A Preferred Stock shall accrue and be paid at a rate per annum equal to 15.0 percent of the Stated Value of each share of Series A Preferred Stock outstanding on the Series A Dividend Record Date with respect to a Series A Dividend Payment Date.

                  (b) Dividends on the Series A Preferred Stock shall be cumulative and shall accrue from April 30, 1998 whether or not such dividends have been declared. Unpaid dividends, whether or not declared. shall compound quarterly at a rate per annum equal to 15.0% of the aggregate amount thereof' from the Series A Dividend Payment Date on which such dividend was payable as herein provided until payment of such dividend.

                  (c) For so long as any shares of Series A Preferred Stock shall be outstanding, no dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made on any date on or in respect to any Junior Securities and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation shall be made on any date of shares of Junior

         Securities unless, in each case, the full amount of unpaid dividends accrued on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid; provided, however, that the foregoing provisions of this sentence shall not prohibit (i) a dividend payable solely in shares of Common Stock Instruments or any other Junior Securities, or (ii) the acquisition of any shares of any Common Stock Instruments or any other Junior Securities upon conversion or exchange thereof into or for any shares of any other class of Common Stock Instruments or other Junior Securities.

         In the event that the dividend to be paid to any holder of shares of Series A Preferred Stock shall be a fractional interest in a share of Series A Preferred Stock then a fractional share of Series A Preferred Stock shall be issued to such holder of shares of Series A Preferred Stock.

         (iv) Redemption.

                  (a) Redemption by Corporation. To the extent funds are legally available therefor, the Company may, at any time on or after December 29, 2004 redeem for the Series A Redemption Price each share of Series A Preferred Stock then outstanding. To the extent funds are legally available therefor, the Company shall, at the request of a majority of the holders of shares of Series A Preferred Stock then outstanding given at any time on and after the Put Date, redeem for the Series A Redemption Price each share of Series A Preferred Stock then outstanding. The date on which shares are redeemed pursuant to this
         Part iv(a) of Section 4B is referred to herein as the "Series A Redemption Date." If on the Series A Redemption Date there shall be insufficient funds of the Corporation legally available for such redemption, such amount of the funds as is legally available shall be used for the redemption requirement. Such redemption requirement shall be cumulative so that if such requirement shall not be fully discharged for any reason, funds legally available therefor shall immediately be applied thereto upon receipt by the Corporation until such requirement is discharged. The redemption price (the "Series A Redemption Price") for each outstanding share of Series A Preferred Stock to be redeemed pursuant to this Part (iv)(a) of Section 4B shall be the sum (payable in cash) of (x) the Series A Stated Value plus (y) an amount equal to all accrued and unpaid dividends thereon to the Series A Redemption Date.

                  (b) Payment of Series A Redemption Price. On the Series A Redemption Date, the Corporation shall pay to the holder of each share of Series A Preferred Stock being redeemed, upon surrender by such holder at the Corporation's principal executive office of the certificate representing such share, duly endorsed in blank or accompanied by an appropriate form of assignment, the Series A Redemption Price.

                  (c) Redeemed or Otherwise Acquired Shares Not to be Reissued. All shares of Series A Preferred Stock redeemed pursuant to this Part
         (iv) of Section 4B or otherwise acquired by the Corporation shall be retired and shall not thereafter be reissued.

                  (d) Determination of Number of Each Holder's Shares to be Redeemed. If, for any reason, less than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to Part (iv)(a) of this Section 4B, the Corporation shall determine the shares held by each holder of Series A Preferred Stock to be redeemed as hereinafter provided. The number of shares to be redeemed from each holder thereof shall be the number of shares determined by multiplying the total number of shares to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series A Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock then outstanding.

                  (e) Notice of Redemption. Notice of any redemption of Series A Preferred Stock pursuant to Part (iv)(a) of this Section 4B, specifying the time and place of redemption and the Series A Redemption Price, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares to be redeemed, at the address for such holder shown on the Corporation's records, not less than 15 days prior to the date on which such redemption is to be made; provided, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed. Such notice shall also specify the number of shares of each holder thereof and the certificate numbers thereof which are to be redeemed. In case less than all the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof without cost to such holder.

                  (f) Dividends After Redemption Date. Unless the Series A Redemption Price in respect of a share of Series A Preferred Stock is not made available in full to the holder thereof, from and after the Series A Redemption Date, such share of Series A Preferred Stock shall not be entitled to any dividends accruing after such date, all rights of the holder of such share, as a stockholder of the Corporation by reason of the ownership of such share, shall cease, except the right to receive the Series A Redemption Price of such share upon the presentation and surrender of the certificate representing such share, and such share shall not after such date be deemed to be outstanding for any purpose.

         (v) Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive for each such share, out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution to stockholders and before any payment or distribution shall be made to the holders of Common Stock or any other Junior Securities upon liquidation, an amount in cash equal to the sum of (x) the Series A Stated Value, plus (y) all accrued and unpaid dividends in respect of such share to the date of final distribution (the "Series A Liquidation Value").

                  (b) After the payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this Part (v) of
         Section 4B, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (c) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation are insufficient to permit the payment in full of the Series A Liquidation Preference for each share of Series A Preferred Stock then outstanding and the full liquidating payment on all Parity Securities, then the assets of the Corporation remaining shall be ratably distributed among the holders of Series A Preferred Stock and of any Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

                  (d) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up voluntary or involuntary. of the Corporation.

         (vi) Conversion.

                  (a) Immediately upon Stockholder Approval, each share of Series A Preferred Stock shall automatically convert into one share of Class B-1 Common Stock (the "Series A Conversion Ratio") and such conversion shall be effective without any further action on the part of the Corporation, such holder of Series A Preferred Stock or any other person or entity; provided, however, that in the event that Stockholder Approval occurs after April 30, 1998, in addition to the shares of Class B-1 Common Stock to be received by the holders of the Series A Preferred Stock, each holder of Series A Preferred Stock shall receive a cash payment of all accrued and unpaid dividends on the shares of Series A Preferred Stock then held by it.

                  (b) Each conversion of shares of Series A Preferred Stock into shares of Class B-1 Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holders of the Series A Preferred Stock) at any time during normal business hours. Each conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered. At such time, the rights of the holder of the converted Series A Preferred Stock (in its capacity as such) will cease and the person or persons or entity or entities in whose name or names the certificate or certificates for shares of Class B-1 Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class B-1 Common Stock represented thereby.

                  (c) Following each surrender of certificates pursuant to paragraph (b) above, the Corporation will issue and deliver, in accordance with the surrendering holder's instructions, (x) the certificate or certificates for the Class B-1 Common Stock issuable upon such conversion, and (y) any cash payment required to be made pursuant to Part (vi)(a) of Section 4B.

                  (d) The issuance of certificates representing shares of Class B-1 Common Stock upon conversion of any shares of Series A Preferred Stock will be made without charge to the holders of such converted or newly issued shares for any issuance tax in respect thereof or other cost incurred. by the Corporation in connection with such conversion and the related issuance of shares of Class B-l Common Stock.

                  (e) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class B-1 Common Stock the number of such shares sufficient for issuance upon conversions of the Series A Preferred Stock hereunder.

                  (f) The Corporation will not close its books against the transfer of Class B-1 Common Stock in any manner which would interfere with the timely conversion of Series A Preferred Stock.

                  (g) If the Corporation at any time or from time to time after the Issue Date effects a subdivision of the outstanding Class B-1 Common Stock or combines the outstanding shares of the Class B-1 Common Stock, then, in each such case, the Series A Conversion Ratio in effect immediately prior to such event shall be adjusted so that each holder of shares of Series A Preferred Stock shall have the right to convert its shares of Series A Preferred Stock into the number of shares of the Class B- I Common Stock which it would have owned after the event had such shares of Series A Preferred Stock been converted immediately before the happening of such event. Any adjustment under this Part
         (vi)(g) of Section 4B shall become effective as of the date and time the subdivision or combination becomes effective.

                  (h) In connection with any merger, consolidation, recapitalization, reorganization or similar transactions in which holders of Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, then, in all such circumstances, unless otherwise approved by a majority of the holders of the then outstanding shares of Series A Preferred Stock voting as a separate class, all holders of Series A Preferred Stock shall be given the opportunity to receive (x) the same consideration per share for their shares (calculated as if such shares of Series A Preferred Stock had been converted into shares of Class B-l Common Stock at the Series A Conversion Rate then in effect and as if such shares of Class B-1 Common Stock had been converted on a one-for-one basis into shares of Common Stock) as is received by the holders of Common Stock, including, but not limited to, form, amount and timing of payment, plus (y) if such event occurs after April 30, 1998, all accrued and unpaid dividends with respect to such shares of Series A Preferred Stock.

         (vii) Voting Rights. Except as expressly provided herein or as required under the Delaware General Corporation Law, on all matters to be voted on by the Corporation's stockholders, holders of shares of Series A Preferred Stock will be entitled to no voting rights.

         As used in Part 4B, the following capitalized terms shall have the following meanings:

                  "Affiliate" or "Associate" means an affiliate or associate of a person or entity, as such terms are defined in Section 203 of the Delaware General Corporation Law.

                   "Equity Equivalents" means (a) the Class B-l Common Stock and
                  (b) any other securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

                  "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

                  "Issue Date" means, as to any share of Series A Preferred Stock, the date of original issuance thereof by the Corporation.

                  "Put Date" means the earlier of (a) December 29, 2004, (b) the first date as of which any person or entity or group (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) other than LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates owns, beneficially and of record, securities representing at least 50% of the Common Stock, excluding any securities acquired by such person, entity, or group from LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates, and (c) the first date as of which (and immediately prior to) the occurrence of any of the events described in Part (vi)(h) of Section 4B.

                  "Stockholder Approval" means the approval of at least a majority of the holders of the then outstanding shares of Common Stock present at a meeting called to approve the terms of the Class B-1 Common Stock and the conversion of the Series A Preferred Stock into shares of Class B-1 Common Stock as provided herein.

         RESOLVED, that the Board of Directors hereby authorizes and directs the officers of the Corporation, in the name of and on behalf of the Corporation, and to the extent required under its corporate seal, to execute and deliver any and all other instruments, certificates and other documents, and to do any and all other acts and things, including the expenditure of corporate funds, that said officers shall deem necessary or appropriate in order to fully carry out the intent and accomplish the purposes of the resolutions adopted hereby.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by William J. McMahon, its Chief Executive Officer, and attested by Kathy R. Smith, its Secretary, this _____ day of December, 1997.


                                      LUND INTERNATIONAL HOLDINGS, INC.



                                      By:
                                         ---------------------------------------
                                      Name:  William J. McMahon
                                      Title: Chief Executive Officer


Attest:



------------------------------------
Name:  Kathy R. Smith
Title: Secretary

                                                                      APPENDIX B

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                            OF CLASS B-1 COMMON STOCK

                        LUND INTERNATIONAL HOLDINGS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware



The undersigned, William J. McMahon , hereby certifies that:

         A. He is the duly elected and acting Chief Executive Officer of LUND INTERNATIONAL HOLDINGS, INC., Inc., a Delaware corporation (the "Corporation").

         B. Pursuant to authority given by the Corporation's Certificate of Incorporation, as amended through the date hereof (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted the following resolutions on November 25, 1997, creating a new series of 1,493,398 shares of Class B Common Stock designated as "Class B- I Common Stock".

         C. The resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

         RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors hereby fixes and determines the powers, preferences, rights and limitations of a series of the Class B Common Stock, which shall consist of 1,493,398 shares and shall be designated as Class B-1 Common Stock (the "Class B-l Common Stock"), as follows:

4C.  Class B-1 Common Stock.

                  (i) Designation. There shall be a series of Class B Common Stock designated as the Class B-1 Common Stock (the "Class B-1 Common Stock"). The number of shares initially constituting the Class B-1 Common Stock shall be 1,493,398.

                  (ii) Voting Rights.

                           (a) Except as expressly provided herein or as
                  required under the Delaware General Corporation Law, on all matters to be voted on by the Corporation's stockholders, holders of shares of Class B-l Common Stock will be entitled to no voting rights.

                           (b) Except as expressly provided herein or as
                  expressly required under the Delaware General Corporation Law, on any matter on which holders of Class B-1 Common Stock shall be entitled to vote, they shall be entitled to one vote per share and shall. vote together as a single class with the holders of the Common Stock.

                  (iii) Dividends. In the event that the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (whether in cash, securities or other property) on its Common. Stock, the holders of shares of the Class B- 1 Common Stock shall be entitled to receive from the Corporation, with respect to each share of Class B-1 Common Stock held, a dividend or distribution that is the same dividend or distribution that would be received by a holder of the number of shares of Common Stock into which such share of Class B-1 Common Stock is convertible pursuant to the provisions of Section 4C(vi) hereof on the record date for such dividend or distribution, provided that (a) if a dividend or distribution is declared in shares of Common Stock, such dividend will be declared and paid on the Class B-1 Common Stock in shares of Class B-l Common Stock at the same rate per share as the Common Stock, and (b) if a dividend or distribution consists of voting securities of the Corporation other than the Common Stock, the Corporation will make available to each holder of Class B-l Common Stock, a dividend or distribution consisting of non-voting securities of the Corporation which are otherwise identical to such voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B-1 Common Stock is convertible into the Common Stock. Any such dividend or distribution shall be declared, ordered, paid or made on the Class B-1 Common Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

                  (iv) Stock Splits: Combinations. If the Corporation, in any manner, subdivides or combines the outstanding shares of Common Stock, the outstanding shares of Class B-1 Common Stock will be proportionately subdivided or combined.

                  (v) Liquidation, etc. The holders of the Class B-1 Common Stock will be entitled to share ratably with the holders of Common Stock, based upon the aggregate number of outstanding shares of Common Stock and Class B-1 Common Stock and upon the number of shares of Class B-1 Common Stock then held by each holder of Class B-l Common Stock, in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

                  (vi) Conversion of Class B-1 Common Stock. On the Conversion Date, each share of Class B-l Common Stock shall automatically convert into one share of Common Stock, and such conversion shall be effective without any further action on the part of the Corporation, such holder of Class B-1 Common Stock or any other person or entity. In addition, each holder of Class B-1 Common Stock is entitled to convert all or any of such holder's shares into an equivalent number of shares of Common Stock (x) with the affirmative vote of a majority of the Independent Directors, (y) upon any transfer of such holder's shares of Class B-l Common Stock:, other than any such transfer (A) by LIH Holdings, LLC, LIH Holdings II, LLC or any of their respective Affiliates or Associates to any person or entity if, immediately after giving effect to such transfer and conversion, the transferee and its Affiliates and Associates would hold more than 49% of the outstanding Common Stock, or (B) to LIH Holdings, LLC, LIH Holdings II, LLC or any of their respective Affiliates or Associates, or (z) at any time on or after the first date as of which LIH Holdings, LLC, LIH Holdings II, LLC and their respective Affiliates and Associates own (beneficially and of record), in the aggregate, more than 50% of the outstanding shares of Common Stock in a transaction that is permitted by, or is effected in accordance with the terms of, the Amended and Restated Governance Agreement.

                  As used in this Section 4C(vi), the following capitalized terms shall have the following meanings:

                  "Affiliate" or "Associate" means an affiliate or associate of a person or entity, as such terms are defined in Section 203 of the Delaware General Corporation Law.

                  "Amended and Restated Governance Agreement" means the Amended and Restated Governance Agreement, dated November 25, 1997, among LIH Holdings, LLC, LIH Holdings II, LLC, Harvest Partners III, L.P. and the Corporation, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Conversion Date" means the earlier of (a) September 9, 2000 and (b) the first date as of which any person or entity or group (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) other than LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates owns, beneficially and of record, securities representing at least 50% of the Common Stock on a Fully-Diluted Basis, excluding any securities acquired by such person, entity, or group from LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates.

                  "Equity Equivalents" means (a) the Class B-l Common Stock and
                  (b) any other securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

                  "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination

                  "Independent Director" means any person who is a director of the Corporation who is independent of and otherwise unaffiliated with LIH Holdings, LLC, LIH Holdings II, LLC, the Corporation or any of their respective Affiliates or

                  Associates (other than as a director, or holder of beneficial ownership of less than 5% of the voting securities of the Corporation), and shall not be an officer or an employee, agent, consultant or advisor (financial, legal or other) of LIH Holdings, LLC, LIH Holdings II, LLC, or their respective Affiliates or Associates, or any person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made.

                  (vii) Conversion Procedure.

                           (a) Each conversion of shares of Class B-1 Common
                  Stock into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holders of the Common Stock and the Class B-l Common Stock) at any time during normal business hours. Each conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered. At such time, the rights of the holder of the converted Class B-1 Common Stock (in its capacity as such) will cease and the person or persons or entity or entities in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (b) Following each surrender of certificates pursuant
                  to paragraph (a) above, the Corporation will issue and deliver, in accordance with the surrendering holder's instructions, (x) the certificate or certificates for the Common Stock issuable upon such conversion and (y) a certificate representing any shares of Class B-l Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (c) The issuance of certificates representing shares
                  of Common Stock upon conversion of any shares of Class B-1 Common Stock will be made without charge to the holders of such converted or newly issued shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

                           (d) The Corporation will at all times reserve and
                  keep available out of its authorized but unissued shares of Common Stock the number of such shares sufficient for issuance upon conversions of the Class B-l Common Stock hereunder.

                           (e) The Corporation will not close its books against
                  the transfer of Common Stock in any manner which would interfere with the timely conversion of Class B-1 Common Stock.

                  (viii) Merger; Etc. In connection with any merger, consolidation, recapitalization reorganization or similar transaction in which holders of Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, then, in all such circumstances, unless otherwise approved by the holders of a majority of the then outstanding shares of Class B-1 Common Stock voting as a separate class, all holders of Class B-1 Common Stock shall he given the opportunity to receive the same consideration per share for their shares as is received by holders of Common Stock, including, but not limited to, form, amount and timing of payment.

         RESOLVED, that the Board of Directors hereby authorizes and directs the officers of the Corporation, in the name and on behalf of the Corporation, and to the extent required under its corporate seal, to execute and deliver any and all other instruments, certificates and other documents, and to do any and all other acts and things, including the expenditure of corporate funds, that said officers shall deem necessary or appropriate in order to fully carry out the intent and accomplish the purposes of the resolutions adopted hereby.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by William J. McMahon, its Chief Executive Officer, and attested by Kathy R. Smith, its Secretary, this _____ day of December, 1997.


                                     LUND INTERNATIONAL HOLDINGS, INC.



                                     By:
                                        ----------------------------------------
                                     Name:  William J. McMahon
                                     Title: Chief Executive Officer


Attest:



----------------------------------
Name:  Kathy R. Smith
Title: Secretary

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        LUND INTERNATIONAL HOLDINGS, INC.

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1998


The undersigned hereby appoints Kathy R. Smith and Jay M. Allsup, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of stockholders of Lund International Holdings, Inc., a Delaware corporation, (hereinafter referred to as the "Company"), to be held on Tuesday, April 21, 1998 at 11:00 a.m.., Central Daylight Time, and any adjournment thereof, and thereat to vote the undersigned's shares in the Company

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-5.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1.   TO SET THE NUMBER OF DIRECTORS AT SEVEN (7):

                    FOR              AGAINST             ABSTAIN

                    ----              ----                 ----

2.   ELECTION OF DIRECTORS: To elect Ira D. Kleinman, William J. McMahon, David
     E. Dovenberg, Robert R. Schoeberl, Dennis W. Vollmershausen, Harvey J. Wertheim and Lawrence C. Day.

     FOR all nominees        WITHHOLD        (INSTRUCTION: To withhold authority
     listed (except as       AUTHORITY       to vote for any individual nominee,
       marked to the      to vote for all    write that nominee's name in the
        contrary)         nominees listed    space provided below)

     ---------------      ---------------    -----------------------------------

3.   TO ADOPT THE 1998 INCENTIVE STOCK OPTION PLAN.

                    FOR              AGAINST             ABSTAIN

                    ----              ----                 ----

4. TO APPROVE THE CONVERSION OF SERIES A PREFERRED STOCK AND THE TERMS OF THE CLASS B-1 COMMON STOCK.

                    FOR              AGAINST             ABSTAIN

                    ----              ----                 ----

5. TO APPROVE THE SELECTION OF COOPERS & LYBRAND, L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                    FOR              AGAINST             ABSTAIN

                    ----              ----                 ----

In their discretion, the Proxies are
authorized to vote upon such other
business as may properly come before
the meeting.


                                        The undersigned hereby acknowledges
                                        receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, each dated March 25, 1998.

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee, or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated:____________________________, 1998


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Signature if held jointly

                                        Please mark, sign, date and return the
                                        Proxy Card promptly using the enclosed
                                        envelope.